EXHIBIT 10.32

Subsidiaries of Security National
Financial Corporation
as of March 31, 2008

Security National Life Insurance Company

SecurityNational Mortgage Company

Memorial Estates, Inc.

Memorial Mortuary

Paradise Chapel Funeral Home, Inc.

California Memorial Estates, Inc.

Cottonwood Mortuary, Inc.

Deseret Memorial, Inc.

Holladay Cottonwood Memorial Foundation

Holladay Memorial Park, Inc.

Greer-Wilson Funeral Home, Inc.

Crystal Rose Funeral Home, Inc.

Insuradyne Corporation

Security National Funding Company

Security National Life Insurance Company of Louisiana (Formerly Paramount Security Life Insurance Company)

Security National Capital, Inc.

Memorial Insurance Company of America

Capital Reserve Life Insurance Company

C & J Financial, LLC